UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 20, 2005

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)

(504) 362-4321

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 20, 2005, SESI, L.L.C. ("SESI") and SPN Resources, LLC ("SPN Resources"), both subsidiaries of Superior Energy Services, Inc. (the "Company"), entered into a Fourth Supplemental Indenture (the "Fourth Supplemental Indenture"), among SESI, SPN Resources and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"), pursuant to the Indenture, dated as of May 2, 2001 and amended as of July 9, 2001, September 1, 2001 and January 10, 2002 (the "Indenture"), by and among the Company, SESI, the Subsidiary Guarantors named therein, and the Trustee, with respect to SESI's 8-7/8% Senior Notes due May 15, 2011 (the "Notes"). The purpose of the Fourth Supplemental Indenture is to amend the Indenture to add SPN Resources as a Guarantor with respect to the Notes, effective as of the date SPN Resources' oil and gas business became a separately reportable segment of the Company.

The foregoing description of the Fourth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Fourth Supplemental Indenture which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

	4.1	Fourth Supplemental Indenture, dated as of April 20, 2005, but effective as of July 1, 2004, by and among SESI, L.L.C., SPN Resources, LLC, and The Bank of New York Trust Company, N.A., as Trustee, to the Indenture, dated as of May 2, 2001 and amended as of July 9, 2001, September 1, 2001 and January 10, 2002, among Superior Energy Services, Inc., SESI, L.L.C., the Subsidiary Guarantors named therein, and the Trustee.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated:    April 20, 2005